Exhibit 99.1

Blackbaud, Inc. Announces Second Quarter 2007 Results and Third Quarter 2007 Dividend

CHARLESTON, S.C. – August 6, 2007 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its second quarter ended June 30, 2007.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We were pleased with our performance in the second quarter, which was highlighted by revenue and profitability that was at or above the high-end of our expectations. Demand remains strong for both our core and new solutions, and it was encouraging to see a high level of execution across both our enterprise sales and traditional mid-market sales teams.”

Chardon added, “We continue to make solid progress against our long-term growth initiatives. The Target Companies continue to meet our high expectations; we closed a very significant deal for our recently released Enterprise CRM offering; we commenced multiple implementations of our new Direct Marketing solution, and today we announced the acquisition of eTapestry, a leading provider of on-demand fundraising solutions. The solid sales execution and strong demand for our core and new solutions provides us with increased confidence for the remainder of 2007; additionally, we are even more optimistic about the long-term potential of Blackbaud based on our expanding market opportunity and high level of interest customers are showing in our new growth initiatives.”

For the quarter ended June 30, 2007, Blackbaud reported total revenue of $64.0 million, an increase of 32% compared with the second quarter of 2006. License revenue increased 19% to $11.0 million, subscriptions increased 125% to $5.5 million, services revenue increased 42% to $22.2 million, and maintenance revenue increased 16% to $23.2 million, compared with the same period in 2006.

Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (“GAAP”), were $13.6 million and $8.2 million, respectively, for the second quarter of 2007 compared with income from operations of $12.3 million and net income of $7.6 million in the same period last year. GAAP diluted earnings per share were $0.19 for the quarter ended June 30, 2007, compared with GAAP diluted earnings per share of $0.17 in the same period last year.

For the quarter ended June 30, 2007, non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $16.2 million, representing a non-GAAP operating margin of 25% and exceeding the high-end of Blackbaud’s previously issued guidance. Non-GAAP net income was $9.7 million for the quarter ended June 30, 2007, an increase of 9% compared with $8.9 million in the same period last year. Non-GAAP diluted earnings per share were $0.22 for the quarter ended June 30, 2007, an increase of 10% compared with $0.20 in the prior year period and at the high-end of Blackbaud’s previously issued guidance.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Blackbaud had cash and cash equivalents of $17.7 million at June 30, 2007, an increase of $1.7 million compared to the end of the prior quarter. During the quarter Blackbaud generated $11.8 million in cash from operations, paid quarterly dividends of $3.7 million and repaid $5.0 million of its credit facility.

Blackbaud announced that the Company recently closed a new five year $75.0 million credit facility to be used for general corporate purposes, including acquisitions; the new facility can also be used to fund the Company’s capital management program. Blackbaud also announced that its Board of Directors has approved an increase in its stock repurchase authorization of $35.0 million; as a result, the total authorization is now $41.2 million.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “We are pleased with the strong demand for our end-to-end suite of solutions, which is evidenced in part by license revenue growth at its highest level in over two years combined with continuing rapid growth of our subscription revenue. Moreover, today’s announced acquisition of eTapestry adds another high growth, subscription-based revenue stream to Blackbaud. The rapid growth and increasing scale of subscription revenue, combined with our proven ability to generate very strong cash flow, provides us with a very attractive business model.”

Third Quarter Dividend

Blackbaud announced today that its Board of Directors has declared a third quarter dividend of $0.085 per share payable on September 14, 2007 to stockholders of record on August 28, 2007.

Conference Call Details

Blackbaud will host a conference call today, August 6, 2007, at 5:00 p.m. (Eastern Time) to discuss Blackbaud’s financial results, operations and related matters. To access this call, dial 800-811-8824 (domestic) or 913-981-4903 (international). A replay of this conference call will be available through August 13, 2007, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 7739341. A live webcast of this conference call will be available on the “Investor Relations” page of Blackbaud’s Web site at www.blackbaud.com, and a replay will be archived on the Web site as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 19,000 organizations — including the American Red Cross, Dartmouth College, the WGBH Educational Foundation, Episcopal High School, Lincoln Center, Cancer Research UK, Special Olympics, and Arthritis Foundation — use one or more of Blackbaud products and services for fundraising, constituent relationship management, financial management, direct marketing, school administration, ticketing, business intelligence, website management, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Canada, the United Kingdom, and Australia. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of recently acquired companies and other risks associated with acquisitions; risk associated with successful implementation of multiple integrated software products; lengthy sales and implementation cycles, particularly in larger organizations; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s websites at www.sec.gov or upon request from Blackbaud’s investor relations department.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross profit, non-GAAP operating income and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with amortization of intangibles arising from business combinations, stock-based compensation expense and certain tax-related adjustments.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

INVESTOR CONTACT:

Tim Dolan

ICR

617-956-6727

MEDIA CONTACT:

Melanie Milonas

Blackbaud, Inc.

melanie.milonas@blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$17,663	$67,783
Cash, restricted	—	518
Accounts receivable, net of allowance of $1,600 and $1,268 at June 30, 2007 and December 31, 2006, respectively	46,038	29,505
Prepaid expenses and other current assets	8,074	8,507
Deferred tax asset, current portion	4,630	5,318

Total current assets	76,405	111,631
Property and equipment, net	13,792	10,524
Deferred tax asset	59,059	62,302
Goodwill	40,604	2,518
Intangible assets, net	28,860	7,986
Other assets	25	48

Total assets	$218,745	$195,009

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$5,103	$5,863
Accrued expenses and other current liabilities	14,870	16,047
Deferred acquisition costs, current portion	—	518
Capital lease obligations, current portion	517	—
Short-term debt	15,000	—
Deferred revenue	86,109	75,078

Total current liabilities	121,599	97,506
Deferred acquisition costs, noncurrent	—	271
Capital lease obligations, noncurrent	790	—
Deferred revenue, noncurrent	2,921	1,874
Other noncurrent liabilities	975	—

Total liabilities	126,285	99,651

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 49,326,888 and 49,205,522 shares issued at June 30, 2007 and December 31, 2006, respectively	49	49
Additional paid-in capital	93,441	88,409
Deferred compensation		—
Treasury stock, at cost; 5,366,054 and 4,743,895 shares at June 30, 2007 and December 31, 2006, respectively	(83,736)	(69,630)
Accumulated other comprehensive income	205	232
Retained earnings	82,501	76,298

Total stockholders’ equity	92,460	95,358

Total liabilities and stockholders’ equity	$218,745	$195,009

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2007	2006	2007	2006
Revenue
License fees	$11,030	$9,234	$19,097	$16,455
Services	22,218	15,695	40,532	29,409
Maintenance	23,164	19,919	45,600	38,958
Subscriptions	5,539	2,463	10,332	4,751
Other revenue	2,094	1,328	3,629	2,618

Total revenue	64,045	48,639	119,190	92,191

Cost of revenue
Cost of license fees	804	510	1,280	1,180
Cost of services	13,606	8,147	25,722	16,258
Cost of maintenance	4,220	3,451	8,239	6,658
Cost of subscriptions	2,190	577	4,114	1,117
Cost of other revenue	1,776	1,415	3,136	2,505

Total cost of revenue	22,596	14,100	42,491	27,718

Gross profit	41,449	34,539	76,699	64,473

Operating expenses
Sales and marketing	14,223	10,537	27,140	19,821
Research and development	6,926	5,886	13,753	11,910
General and administrative	6,592	5,627	12,736	11,088
Amortization	98	190	182	319

Total operating expenses	27,839	22,240	53,811	43,138

Income from operations	13,610	12,299	22,888	21,335
Interest income	156	224	527	373
Interest expense	(379)	(12)	(746)	(24)
Other (expense), net	(8)	(103)	(77)	(132)

Income before provision for income taxes	13,379	12,408	22,592	21,552
Income tax provision	5,176	4,760	8,633	8,344

Net income	$8,203	$7,648	$13,959	$13,208

Earnings per share
Basic	$0.19	$0.18	$0.32	$0.31
Diluted	$0.19	$0.17	$0.31	$0.30

Common shares and equivalents outstanding
Basic weighted average shares	43,355,261	43,218,530	43,508,166	43,052,552
Diluted weighted average shares	44,338,741	44,650,455	44,501,949	44,577,197
Dividends per share	$0.085	$0.070	$0.170	$0.140

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Six months ended June 30,
(in thousands)	2007	2006
Cash flows from operating activities
Net income	$13,959	$13,208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,570	1,745
Provision for doubtful accounts and sales returns	1,271	572
Stock-based compensation expense	3,511	3,976
Amortization of deferred financing fees	24	24
Deferred taxes	4,028	3,907
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(11,897)	(9,276)
Prepaid expenses and other assets	1,250	1,224
Trade accounts payable	(1,388)	(1,467)
Accrued expenses and other current liabilities	(4,298)	(1,772)
Deferred revenue	9,360	7,494

Net cash provided by operating activities	19,390	19,635

Cash flows from investing activities
Purchase of property and equipment	(3,128)	(1,434)
Purchase of net assets of acquired companies	(59,243)	(6,083)

Net cash used in investing activities	(62,371)	(7,517)

Cash flows from financing activities
Proceeds from issuance of debt	30,000	—
Proceeds from exercise of stock options	828	4,766
Excess tax benefit on exercise of stock options	709	4,403
Payments on debt	(15,000)	—
Payments on debt acquired	(1,922)	—
Payments on capital lease obligations	(204)	—
Purchase of treasury stock	(14,106)	(6,991)
Dividend payments to stockholders	(7,503)	(6,103)

Net cash used in financing activities	(7,198)	(3,925)

Effect of exchange rate on cash and cash equivalents	59	45

Net (decrease) increase in cash and cash equivalents	(50,120)	8,238
Cash and cash equivalents, beginning of period	67,783	22,683

Cash and cash equivalents, end of period	$17,663	$30,921

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
GAAP revenue	$64,045	$48,639	$119,190	$92,191

GAAP gross profit	$41,449	$34,539	$76,699	$64,473

Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	245	174	459	347
Add back: Amortization of intangibles from business combinations (see table below)	693	—	1,221	—

Non-GAAP gross profit	$42,387	$34,713	$78,379	$64,820

Non-GAAP gross margin	66%	71%	66%	70%

GAAP income from operations	$13,610	$12,299	$22,888	$21,335
Non-GAAP adjustments:
Add back: Stock-based compensation expense (see table below)	1,799	2,002	3,511	3,976
Add back: Amortization of intangibles from business combinations (see table below)	791	190	1,403	319

Total Non-GAAP adjustments	2,590	2,192	4,914	4,295

Non-GAAP income from operations	$16,200	$14,491	$27,802	$25,630

Non-GAAP operating margin	25%	30%	23%	28%

GAAP net income	$8,203	$7,648	$13,959	$13,208
Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	2,590	2,192	4,914	4,295
Add back: Tax impact related to Non-GAAP adjustments	(1,052)	(934)	(2,163)	(1,737)

Non-GAAP net income	$9,741	$8,906	$16,710	$15,766

GAAP shares used in computing diluted earnings per share	44,339	44,650	44,502	44,577
Non-GAAP adjustments:
Add back: Incremental shares related to dilutive securities	392	257	408	258

Shares used in computing Non-GAAP diluted earnings per share	44,731	44,907	44,910	44,835

Non-GAAP diluted earnings per share	$0.22	$0.20	$0.37	$0.35

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$182	$140	$339	$280
Cost of maintenance	52	29	99	58
Cost of subscriptions	11	5	21	9

Subtotal	245	174	459	347
Operating expenses
Sales and marketing	261	220	521	440
Research and development	266	188	535	379
General and administrative	1,027	1,420	1,996	2,810

Subtotal	1,554	1,828	3,052	3,629

Total stock-based compensation expense	1,799	2,002	3,511	3,976

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$43	$—	$67	$—
Cost of services	312	—	533	—
Cost of maintenance	103	—	181	—
Cost of subscriptions	214	—	403	—
Cost of other revenue	21	—	37	—

Subtotal	693	—	1,221	—

Operating expenses	98	190	182	319

Total amortization of intangibles from business combinations	791	190	1,403	319